EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Scheid Vineyards Inc.’s Registration Statement on Form S-8 (No. 333-47485) of our report on the audit of the consolidated financial statements of Scheid Vineyards Inc., as of December 31, 2004, and for the year then ended. Our report, which is dated February 11, 2005, except for Note 13, which was dated March 29, 2005, appears in Scheid Vineyards Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ MOSS ADAMS LLP
Santa Rosa, California
March 30, 2005